Consent of Independent Auditors








We consent to the reference to our firm under the captions "Independent Auditors" and to the use of our reports dated January 29, 1999 with respect to Principal Life Insurance Company Separate Account B and Principal Life Insurance Company, in Post-Effective Amendment No. 13 to the Registration Statement (Form N-4 No. 33-44565) and related Prospectus of Principal Life Insurance Company Separate Account B Personal Variable (a Group Variable Annuity Contract for Employer-Sponsored Qualified and Non-Qualified Retirement Plans).


/s/ Ernst & Young LLP


Des Moines, Iowa
April 19, 1999